Exhibit 99.1

PGi Amends its Credit Facility with Increased Capacity, an Extended Term, and Improved Pricing and Covenants

ATLANTA, Aug. 27, 2013 /PRNewswire/ -- PGi (NYSE: PGI), a global leader in virtual meetings for over 20 years, today announced it has closed an amendment to its credit facility that provides for, among other things: (i) increasing the overall borrowing capacity to $400 million from $300 million; (ii) extending the maturity of the credit facility from December 20, 2016 to August 27, 2018; (iii) reducing the applicable interest rates across the pricing grid; and (iv) increasing PGi's maximum consolidated leverage ratio to 3.25x and the related limitation on permitted acquisitions to 3.0x.

"We are pleased to have extended the term and improved the pricing and covenants of our credit facility, which will provide us greater flexibility to execute our strategic growth plans, while also lowering our cost of capital," said Boland T. Jones, PGi founder, chairman and CEO. "We believe this improved facility demonstrates confidence in our business model and will enable us to continue to invest in and grow our business for the future."

About Premiere Global Services, Inc. / PGi
PGi has been a global leader in virtual meetings for over 20 years. Our cloud-based solutions deliver multi-point, real-time virtual collaboration using video, voice, mobile, web streaming and file sharing technologies. PGi solutions are available via desktops, tablets and mobile devices, helping businesses worldwide be more productive, mobile and environmentally responsible. PGi has a global presence in 25 countries and an established base of over 40,000 enterprise customers, including 75% of the Fortune 100™. In the last five years, we have hosted nearly one billion people from 137 countries in over 200 million virtual meetings. For more information, visit PGi at www.pgi.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services, Inc.'s forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological changes and the development of alternatives to our services; market acceptance of our cloud-based, virtual meeting solutions, including our iMeet® and GlobalMeet® solutions; our ability to attract new customers and to retain and further penetrate our existing customers; our ability to establish and maintain strategic reseller relationships; risks associated with challenging global economic conditions; price increases from our telecommunications service providers; service interruptions and network downtime; technological obsolescence and our ability to upgrade our equipment or increase our network capacity; concerns regarding the security and privacy of our customer's confidential information; future write-downs of goodwill or other intangible assets; greater than anticipated tax and regulatory liabilities; restructuring and cost reduction initiatives and the market reaction thereto; our level of indebtedness; risks associated with acquisitions and divestitures; indemnification claims from the sale of our PGiSend business; our ability to protect our intellectual property rights, including possible adverse results of litigation or infringement claims; regulatory or legislative changes, including further government regulations applicable to traditional telecommunications service providers and data privacy; risks associated with international operations and market expansion, including fluctuations in foreign currency exchange rates; and other factors described from time to time in our press releases, reports and other filings with the Securities and Exchange Commission, including but not limited to the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2012. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to update or to release publicly any revisions to forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this press release or the date of the statement, if a different date, or to reflect the occurrence of unanticipated events.

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Media Contact:
Blakely Thomas-Aguilar
(404) 262-8429
Blakely.Thomas-Aguilar@pgi.com